Exhibit 99

AMC Entertainment Inc. Reports Results

For Fiscal 2005 Second Quarter

KANSAS CITY, Mo. (November 9, 2004)—AMC Entertainment Inc. (AMEX: AEN), one of the world’s leading theatrical exhibition companies, today announced results for the second quarter of fiscal year 2005, ended September 30, 2004.

Revenues for the quarter were $462 million, compared to $437 million in last year’s second quarter.  Revenues through the first twenty-six weeks of fiscal 2005 were $951 million, compared to $908 million in the same period last year.

Loss for common shares for the second quarter was $12.4 million (33 cents per diluted share), compared to a loss for common shares of $5.1 million (14 cents per diluted share) in last year’s second quarter. Loss for common shares year to date during fiscal 2005 was $3.5 million (10 cents per diluted share), compared to a loss for common shares of $2.4 million (6 cents per diluted share) in the same period last year.

Adjusted EBITDA for the second quarter was $62 million, compared to $58 million in last year’s second quarter. Year to date during fiscal 2005, Adjusted EBITDA was $141 million, compared to $127 million for the same period last year.

 As announced on July 22, 2004, AMC Entertainment Inc. has signed a definitive merger agreement pursuant to which AMC Entertainment Inc. will be acquired by Marquee Holdings Inc., an investment vehicle owned by certain affiliates of J.P. Morgan Partners, LLC. ("JPMP"), the private equity arm of J. P. Morgan Chase & Co. (NYSE: JPM), and certain affiliates of Apollo Management, L.P. ("Apollo"), a private investment firm.  The closing of the transaction is subject to conditions customary for transactions of this type, including receipt of shareholder and regulatory approvals.  The parties have received all necessary antitrust approvals and hope to complete the transaction in the Company’s third fiscal quarter.

This press release contains non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. As required, the attached financial summary contains a discussion of management's use of these measures and reconciliations to the most directly comparable GAAP measures. In addition, reconciliations of GAAP and non-GAAP financial measures are available on the Company's web site, www.amctheatres.com.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, the financial measures prepared in accordance with GAAP. The financial measures as determined by management may not be comparable to the same financial measures as reported by other companies. As used herein, GAAP refers to generally accepted accounting principles in the United States of America.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 230 theatres with 3,548 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and the United Kingdom. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.

Any forward-looking statements contained in this release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including among others the Company's ability to enter into various financing programs, the performance of films licensed by the Company, competition, construction delays, the ability to open or close theatres and screens as currently planned, the ability to sub-lease vacant retail space, domestic and international political, social and economic conditions, demographic changes, increases in demand for real estate, changes in real estate, zoning and tax laws, unforeseen changes in operating requirements, the Company's ability to identify suitable acquisition candidates and to successfully integrate acquisitions into its operations, results of significant litigation, and the Company’s ability to obtain regulatory approvals for the proposed merger.

Contact: Pam Blase
AMC Entertainment Inc.
(816) 480-4749

(FINANCIAL SUMMARY FOLLOWS)

AMC ENTERTAINMENT INC.
FINANCIAL SUMMARY
(In thousands, except per share and other data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	Sept. 30, 2004	Oct. 2, 2003	Sept. 30, 2004	Oct. 2, 2003

Statement of Operations Data
Admissions	$317,776	$299,853	$650,628	$621,016
Concessions	116,575	112,086	245,250	236,383
Other theatre	15,120	12,564	30,079	24,982
NCN and other	12,429	12,144	24,576	26,115
Total revenues	461,900	436,647	950,533	908,496
Film exhibition costs	169,467	161,988	349,347	339,948
Concession costs	13,162	12,476	28,611	26,810
Theatre operating expense	109,239	103,898	214,127	211,693
Rent	83,417	78,224	166,695	156,486
NCN and other	10,430	10,387	21,338	22,708
General and administrative expense:
Stock-based compensation	2,709	876	5,345	1,169
Other	14,627	11,580	29,427	23,403
Preopening expense	548	389	981	1,431
Theatre and other closure expense	10,540	1,116	10,321	1,734
Depreciation and amortization	30,987	28,752	62,352	57,214
Disposition of assets and other gains	(100)	(1,956)	(2,395)	(1,956)
Total costs and expenses	445,026	407,730	886,149	840,640
Interest expense (7)	25,389	19,140	43,902	37,439
Investment income (7)	(2,207)	(611)	(2,998)	(1,262)
Total other expense	23,182	18,529	40,904	36,177
Earnings (loss) from continuing operations before income taxes	(6,308)	10,388	23,480	31,679
Income tax provision	400	5,530	14,300	16,000
Earnings (loss) from continuing operations	(6,708)	4,858	9,180	15,679
Loss from discontinued operations, net of income tax benefit	-	(260)	-	(590)
Net earnings (loss)	$ (6,708)	$ 4,598	$ 9,180	$ 15,089
Preferred dividends and allocation of
undistributed earnings	5,661	9,662	12,720	17,453
Loss for common shares	$(12,369)	$ (5,064)	$ (3,540)	$ (2,364)
Basic and diluted loss per share:
Loss per share from continuing operations	$ (0.33)	$ (0.13)	$ (0.10)	$ (0.05)
Loss per share from discontinued operations	$ -	$ (0.01)	$ -	$ (0.01)
Net loss per share	$ (0.33)	$ (0.14)	$ (0.10)	$ (0.06)
Average shares outstanding:
Basic and diluted	37,071	36,744	37,002	36,586

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	Sept. 30, 2004	Oct. 2, 2003	Sept. 30, 2004	Oct. 2, 2003

Other Financial Data:
Net cash provided by operating activities	$ 6,338	$ 14,222	$ 75,464	$ 57,556
Net cash used in investing activities (7)	(645,577)	(19,305)	(673,583)	(50,424)
Net cash provided by (used in) financing activities (7)	618,655	(14,287)	642,842	(8,983)
Adjusted EBITDA (1)	61,558	58,094	140,988	127,448
Merger and acquisition costs (2)	3,056	68	3,843	370
After tax cash flow (1)	21,832	34,241	67,528	73,502
Net capital expenditures (3)	22,770	19,115	51,913	43,274
Free cash flow (4)	(938)	15,126	15,615	30,228
Other Data:
Screen additions	16	-	32	34
Screen dispositions	22	45	28	59
Average screens - continuing operations	3,536	3,476	3,535	3,480
Attendance - continuing operations (in thousands)	46,592	46,440	96,389	96,444
Number of screens operated (period end)			3,548	3,499
Number of theatres operated (period end)			230	233
Screens per theatre circuit wide			15.4	15.0

Balance Sheet Data:			Sept. 30, 2004	April 1, 2004
Cash and equivalents			$ 377,665	$ 333,248
Restricted cash (7)			625,812	-
Corporate borrowings (7)			1,313,886	686,431
Capital and financing lease obligations			61,268	61,281
Net debt (5)			371,677	414,464
Stockholders' equity			289,270	280,604
Total shares (6)			85,233	79,647

(1) We have included Adjusted EBITDA and After tax cash flow because we believe they provide investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt.  In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2) Represents costs incurred in connection with the definitive merger agreement in the current year and in connection with a possible business combination in the prior year.  Adjusted EBITDA has been reduced by these merger and acquisition costs.

(3) We have included Net capital expenditures because we believe it provides investors with additional information concerning our net cash requirements for property, excluding acquisitions.

(4) Represents After tax cash flow less Net capital expenditures.  We have included Free cash flow because we believe it provides investors with additional information concerning the resources available for strategic opportunities including, among others, to invest in the business, make acquisitions and strengthen the balance sheet.

(5) Represents corporate borrowings and capital and financing lease obligations less cash and equivalents and restricted cash.  We have included Net debt because we believe it provides investors with additional information to estimate our value and evaluate our leverage.

(6) Represents outstanding shares of Common Stock and Class B Stock and incremental shares issuable under stock options, deferred stock units and stock awards, using the treasury stock method, and upon the conversion of Series A Convertible Preferred Stock to Common Stock including a distribution payable pursuant to the terms of the Series A Convertible Preferred Stock upon consummation of the merger as of September 30, 2004.

(7)  In association with the definitive merger agreement, two merger entities were formed which have issued debt and are holding the related proceeds from issuance of debt in escrow until consummation of the merger.  We have consolidated these merger entities in accordance with GAAP.  The consolidation of the merger entities  increased our interest expense by $6,724,000, increased our investment income by $894,000, increased our net cash used in investing activities by $625,812,000 and increased our net cash provided by financing activities by $624,918,000 during the thirteen and twenty-six weeks ended September 30, 2004.  The consolidation of the merger entities increased our restricted cash by $625,812,000 and increased our corporate borrowings by $627,318,000 as of September 30, 2004.

The following tables provide reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures.
	Thirteen Weeks Ended		Twenty-six Weeks Ended
	Sept. 30, 2004	Oct. 2, 2003	Sept. 30, 2004	Oct. 2, 2003
Adjusted EBITDA Reconciliation (In thousands)
Net earnings (loss)	$ (6,708)	$ 4,598	$ 9,180	$ 15,089
Loss from discontinued operations, net of income tax benefit	-	260	-	590
Interest expense	25,389	19,140	43,902	37,439
Income tax provision	400	5,530	14,300	16,000
Depreciation and amortization	30,987	28,752	62,352	57,214
Investment income	(2,207)	(611)	(2,998)	(1,262)
Stock-based compensation expense	2,709	876	5,345	1,169
Theatre and other closure expense	10,540	1,116	10,321	1,734
Disposition of assets and other gains	(100)	(1,956)	(2,395)	(1,956)
Preopening expense	548	389	981	1,431
Adjusted EBITDA	$ 61,558	$ 58,094	$ 140,988	$ 127,448

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	Sept. 30, 2004	Oct. 2, 2003	Sept. 30, 2004	Oct. 2, 2003
After Tax Cash Flow and Free Cash Flow Reconciliation (In thousands)
Net cash provided by operating activities	$ 6,338	$ 14,222	$ 75,464	$ 57,556
Disposition of assets and other gains (losses)	(11)	1,956	(26)	1,956
Changes in working capital items and other	17,381	18,963	11,328	15,380
Deferred taxes	3,280	(900)	(9,889)	(1,390)
Cash portion of preferred dividends	(5,156)	-	(9,349)	-
After tax cash flow	21,832	34,241	67,528	73,502
Less net capital expenditures	22,770	19,115	51,913	43,274
Free cash flow	$ (938)	$ 15,126	$ 15,615	$ 30,228

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	Sept. 30, 2004	Oct. 2, 2003	Sept. 30, 2004	Oct. 2, 2003
Net Capital Expenditures Reconciliation (In thousands)
Net cash used in investing activities (7)	$(645,577)	$ (19,305)	$(673,583)	$ (50,424)
Restricted cash (7)	625,812	-	625,812	-
Proceeds from disposition of long-term assets	(64)	(514)	(83)	(1,017)
Other, net	(2,941)	704	(4,059)	8,167
Net capital expenditures	$ (22,770)	$ (19,115)	$ (51,913)	$ (43,274)